Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports First Quarter 2024 Results
ORLANDO, Fla. (May 9, 2024) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its first quarter 2024 results.
First quarter of 2024 highlights1
•Total contract sales were $631 million.
•Member count was 718,000. Net Owner Growth (NOG) for the legacy HGV-DRI business for the 12 months ended March 31, 2024, was 2%.
•Total revenues for the first quarter of 2024 were $1,156 million compared to $934 million for the same period in 2023.
◦Total revenues were affected by a net recognition of $2 million in the current period compared to a net recognition of $4 million in the same period in 2023.
•Net loss attributable to stockholders for the first quarter was $(4) million compared to $73 million net income attributable to stockholders for the same period in 2023.
◦Adjusted net income attributable to stockholders for the first quarter was $99 million compared to $90 million for the same period in 2023.
◦Net loss attributable to stockholders and adjusted net income attributable to stockholders were affected by a net recognition of $3 million in the current period compared to a net recognition of $2 million in the same period in 2023.
•Diluted EPS for the first quarter was $(0.04) compared to $0.64 for the same period in 2023.
◦Adjusted diluted EPS for the first quarter was $0.95 compared to $0.79 for the same period in 2023.
◦Diluted EPS and adjusted diluted EPS were affected by a net recognition of $3 million in the current period compared to a net recognition of $2 million in the same period in 2023, or $0.03 and $0.02 per share in the current period and the same period in 2023, respectively.
•Adjusted EBITDA attributable to stockholders for the first quarter was $273 million compared to $218 million for the same period in 2023.
◦Adjusted EBITDA attributable to stockholders was affected by a net recognition of $3 million in the current period compared to a net recognition of $2 million in the same period in 2023.
•During the first quarter, the Company repurchased 2.3 million shares of common stock for $99 million.
◦Through April 30, 2024, the Company has repurchased approximately 1.1 million shares for $47 million and currently has $213 million of remaining availability under the 2023 Share Repurchase Plan.
•The Company is reiterating its guidance for the full year 2024 Adjusted EBITDA excluding deferrals and recognitions to a range of $1.2 billion to $1.26 billion.
“We started the year on a positive note, and we’re very encouraged by the momentum we built as we progressed through the quarter,” said Mark Wang, CEO of Hilton Grand Vacations. “Our owner business continued to outperform, and our package activations returned to near-record levels, leaving us optimistic that consumers’ intention to travel remains strong. As we look out to the rest of the year, we’re focused on integrating Bluegreen Vacations and advancing our rebranding plans, while engaging with our new partners to explore new avenues for growth. In addition, our recently announced partnership with Great Wolf Lodge supports our commitment to expanding our lead channels and tour flow, while also providing our members with new compelling vacation options.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
On January 17, 2024, HGV completed the acquisition of Bluegreen Vacations Holding Corporation (“Bluegreen” or “Bluegreen Vacations”).
For the quarter ended March 31, 2024, diluted EPS was $(0.04) compared to $0.64 for the quarter ended March 31, 2023. Net loss attributable to stockholders and Adjusted EBITDA attributable to stockholders were $(4) million and $273 million, respectively, for the quarter ended March 31, 2024, compared to net income attributable to stockholders and Adjusted EBITDA attributable to stockholders of $73 million and $218 million, respectively, for the quarter ended March 31, 2023. Total revenues for the quarter ended March 31, 2024, were $1,156 million compared to $934 million for the quarter ended March 31, 2023.
Net loss attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended March 31, 2024, included a net recognition of $3 million relating to the sales of intervals of a project under construction in Japan during the period. The Company anticipates recognizing revenues and related expenses for projects in Hawaii in 2024 when it expects to complete these projects and recognize the net deferral impacts.
Consolidated Segment Highlights – First quarter of 2024
Real Estate Sales and Financing
For the quarter ended March 31, 2024, Real Estate Sales and Financing segment revenues were $687 million, an increase of $137 million compared to the quarter ended March 31, 2023. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $206 million and 30.0%, respectively, for the quarter ended March 31, 2024, compared to $169 million and 30.7%, respectively, for the quarter ended March 31, 2023. Real Estate Sales and Financing segment revenues results in the first quarter of 2024 increased primarily due to a $77 million increase in sales revenue and a $30 million increase in financing revenue. The addition of Bluegreen Vacations contributed $98 million of Sales of VOI, net, and $36 million to segment Adjusted EBITDA for the quarter ended March 31, 2024.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a $3 million of net recognition of sales for the Sesoko project for the quarter ended March 31, 2024, compared to $2 million of net recognition of sales and related expenses of VOIs associated with the project at the Maui Bay Villas Phase III for the quarter ended March 31, 2023, both of which decreased reported Adjusted EBITDA attributable to shareholders.
Contract sales for the quarter ended March 31, 2024, increased $108 million to $631 million, including $136 million contributed by Bluegreen Vacations, compared to the quarter ended March 31, 2023. For the quarter ended March 31, 2024, tours increased by 33.7% and VPG decreased by 9.5% compared to the quarter ended March 31, 2023. For the quarter ended March 31, 2023, fee-for-service contract sales represented 15.8% of contract sales compared to 33.3% for the quarter ended March 31, 2023.
Financing revenues for the quarter ended March 31, 2024, increased by $30 million compared to the quarter ended March 31, 2023. This was driven primarily by an increase in the weighted average interest rate of 25 basis points for the originated portfolio and an increase in the carrying balance of the timeshare financing receivables portfolio as of March 31, 2024, compared to March 31, 2023. The addition of the Bluegreen Vacations portfolio contributed $17 million to revenue and $9 million to financing profit during the first quarter of 2024.
Resort Operations and Club Management
For the quarter ended March 31, 2024, Resort Operations and Club Management segment revenue was $360 million, an increase of $58 million compared to the quarter ended March 31, 2023. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $134 million and 37.2%, respectively, for the quarter ended March 31, 2024, compared to $109 million and 36.1%, respectively, for the quarter ended March 31, 2023, primarily due to due to an increase in occupied room nights and higher daily rates compared to the same period in 2023. Bluegreen Vacations contributed $29 million to revenue and $10 million to the total increase in segment Adjusted EBITDA for the quarter ended March 31, 2024.
Inventory
The estimated value of the Company’s total contract sales pipeline is $12.7 billion at current pricing.
The total pipeline includes $8.4 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $4.3 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery, or construction.
Owned inventory represents 89.5% of the Company’s total pipeline. Approximately 67.5% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 10.5% of the Company’s total pipeline. Approximately 53.9% of the fee-for-service inventory pipeline is currently available for sale.
With 20.7% of the pipeline consisting of just-in-time inventory and 10.5% consisting of fee-for-service inventory, capital-efficient inventory represents 31.2% of the Company’s total contract sales pipeline.
Balance Sheet and Liquidity
Total cash and cash equivalents were $355 million and total restricted cash was $323 million as of March 31, 2024.
As of March 31, 2024, the Company had $5,144 million of corporate debt, net outstanding with a weighted average interest rate of 6.963% and $1,534 million of non-recourse debt, net outstanding with a weighted average interest rate of 4.969%.
As of March 31, 2024, the Company’s liquidity position consisted of $355 million of unrestricted cash and $293 million remaining borrowing capacity under the revolver facility.
As of March 31, 2024, HGV has $460 million remaining borrowing capacity in total under the Timeshare Facility. Of this amount, HGV has $455 million of mortgage notes that are available to be securitized and another $321 million of mortgage notes that the Company expects will become eligible as soon as it meets typical milestones including receipt of first payment, deeding, or recording.
Free cash flow was $(19) million for the quarter ended March 31, 2024, compared to $15 million for the same period in the prior year. Adjusted free cash flow was $(374) million for the quarter ended March 31, 2024, compared to $33 million for the same period in the prior year. Adjusted free cash flow for the quarter ended March 31, 2024 and 2023 includes add-backs of $121 million and $25 million, respectively for acquisition and integration related costs.
As of March 31, 2024, the Company’s total net leverage on a trailing 12-month basis, inclusive of all anticipated cost synergies, was approximately 3.74x.
Subsequent Events
On April 25, 2024, HGV completed a $240 million securitization of legacy Bluegreen Vacations timeshare loans through Hilton Grand Vacations Trust 2024-1B with an overall weighted average interest rate of 6.42% and an overall advance rate of 90.5%. The proceeds will primarily be used to pay down debt and for other general corporate purposes.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2024
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$2	$—	$—	$—	$2
Cost of VOI sales recognitions (deferrals)(1)	(1)	—	—	—	(1)
Sales and marketing expense recognitions (deferrals)	—	—	—	—	—
Net construction recognitions (deferrals)(2)	$3	$—	$—	$—	$3

Net loss attributable to stockholders	$(4)	$—	$—	$—	$(4)
Noncontrolling interest	2	—	—	—	2
Net loss	(2)	—	—	—	(2)
Interest expense	79	—	—	—	79
Income tax benefit	(11)	—	—	—	(11)
Depreciation and amortization	62	—	—	—	62
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	—	—	1
EBITDA	129	—	—	—	129
Other loss, net	5	—	—	—	5
Share-based compensation expense	9	—	—	—	9
Acquisition and integration-related expense	109	—	—	—	109
Impairment expense	2	—	—	—	2
Other adjustment items(3)	22	—	—	—	22
Adjusted EBITDA	276	—	—	—	276
Adjusted EBITDA attributable to noncontrolling interest	3	—	—	—	3
Total Adjusted EBITDA attributable to stockholders	$273	$—	$—	$—	$273

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2023
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$4	$(6)	$(12)	$(21)	$(35)
Cost of VOI sales (deferrals) recognitions(1)	1	(1)	(3)	(6)	(9)
Sales and marketing expense (deferrals) recognitions	1	(1)	(2)	(3)	(5)
Net construction (deferrals) recognitions(2)	$2	$(4)	$(7)	$(12)	$(21)

Net income	$73	$80	$92	$68	$313
Interest expense	44	44	45	45	178
Income tax expense	17	35	44	40	136
Depreciation and amortization	51	52	53	57	213
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	1	2
EBITDA	185	212	234	211	842
Other (gain) loss, net	(1)	(3)	1	1	(2)
Share-based compensation expense	10	16	12	2	40
Acquisition and integration-related expense	17	13	12	26	68
Impairment expense	—	3	—	—	3
Other adjustment items(3)	7	7	10	30	54
Adjusted EBITDA	$218	$248	$269	$270	$1,005
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on May 9, 2024, at 11 a.m. (ET) to discuss first quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through May 16, 2024. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13743185. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results. We define Adjusted EBITDA Attributable to Stockholders as Adjusted EBITDA excluding amounts attributable to the noncontrolling interest in HGV/Big Cedar Vacations in which HGV owns a 51% interest.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 700,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income, before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA excluding amounts attributable to the noncontrolling interest in HGV/Big Cedar Vacations in which HGV owns a 51% interest.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income, cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and

•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income or Loss and Adjusted Diluted EPS
Adjusted Net Income or Loss, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income or Loss and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income or Loss and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs. Fee-for-service commissions and brand fees represents sales, marketing, brand and other fees, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and brand fees and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.

Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended March 31, 2024.
Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.
NOG or Net Owner Growth represents the year-over-year change in membership.
Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$355	$589
Restricted cash	323	296
Accounts receivable, net	515	507
Timeshare financing receivables, net	3,030	2,113
Inventory	1,805	1,400
Property and equipment, net	953	758
Operating lease right-of-use assets, net	85	61
Investments in unconsolidated affiliates	78	71
Goodwill	1,943	1,418
Intangible assets, net	1,927	1,158
Other assets	650	314
TOTAL ASSETS	$11,664	$8,685
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,176	$952
Advanced deposits	181	179
Debt, net	5,144	3,049
Non-recourse debt, net	1,534	1,466
Operating lease liabilities	103	78
Deferred revenue	382	215
Deferred income tax liabilities	980	631
Total liabilities	9,500	6,570

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 104,760,243 shares issued and outstanding as of March 31, 2024 and 105,961,160 shares issued and outstanding as of December 31, 2023	1	1
Additional paid-in capital	1,467	1,504
Accumulated retained earnings	521	593
Accumulated other comprehensive income	15	17
Total stockholders equity	2,004	2,115
Noncontrolling interest	160	—
Total equity:	2,164	2,115
TOTAL LIABILITIES AND EQUITY	$11,664	$8,685

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues
Sales of VOIs, net	$438	$318
Sales, marketing, brand and other fees	145	158
Financing	104	74
Resort and club management	166	131
Rental and ancillary services	181	158
Cost reimbursements	122	95
Total revenues	1,156	934
Expenses
Cost of VOI sales	48	50
Sales and marketing	401	301
Financing	39	24
Resort and club management	54	42
Rental and ancillary services	173	152
General and administrative	45	42
Acquisition and integration-related expense	109	17
Depreciation and amortization	62	51
License fee expense	35	30
Impairment expense	2	—
Cost reimbursements	122	95
Total operating expenses	1,090	804
Interest expense	(79)	(44)
Equity in earnings from unconsolidated affiliates	5	3
Other (loss) gain, net	(5)	1
(Loss) income before income taxes	(13)	90
Income tax benefit (expense)	11	(17)
Net (loss) income	(2)	73
Less: Income attributable to noncontrolling interest	2	—
Net (loss) income attributable to stockholders	$(4)	$73
(Loss) earnings per share(1):
Basic	$(0.04)	$0.65
Diluted	$(0.04)	$0.64
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2024	2023
Operating Activities
Net (loss) income	$(2)	$73
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62	51
Amortization of deferred financing costs, acquisition premiums and other	25	7
Provision for financing receivables losses	64	30
Impairment expense	2	—
Other loss (gain), net	5	(1)
Share-based compensation	9	10
Equity in earnings from unconsolidated affiliates	(5)	(3)
Net changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	24	8
Timeshare financing receivables, net	(78)	(24)
Inventory	(25)	(101)
Purchases and development of real estate for future conversion to inventory	(33)	(2)
Other assets	(245)	(244)
Accounts payable, accrued expenses and other	88	84
Advanced deposits	—	24
Deferred revenue	109	114
Net cash provided by operating activities	—	26
Investing Activities
Acquisition of Diamond, net of cash and restricted cash acquired	(1,454)	—
Capital expenditures for property and equipment (excluding inventory)	(10)	(5)
Software capitalization costs	(9)	(6)
Net cash used in investing activities	(1,473)	(11)
Financing Activities
Proceeds from debt	2,060	438
Proceeds from non-recourse debt	290	175
Repayment of debt	(108)	(153)
Repayment of non-recourse debt	(816)	(182)
Debt issuance costs	(39)	—
Repurchase and retirement of common stock	(99)	(85)
Payment of withholding taxes on vesting of restricted stock units	(21)	(14)
Proceeds from stock option exercises	6	5
Other	(1)	(1)
Net cash used in financing activities	1,272	183
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(6)	(1)
Net (decrease) increase in cash, cash equivalents and restricted cash	(207)	197
Cash, cash equivalents and restricted cash, beginning of period	885	555
Cash, cash equivalents and restricted cash, end of period	678	752
Less: Restricted cash	323	363
Cash and cash equivalents	$355	$389

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$—	$26
Capital expenditures for property and equipment	(10)	(5)
Software capitalization costs	(9)	(6)
Free Cash Flow	$(19)	$15
Non-recourse debt activity, net	(526)	(7)
Acquisition and integration-related expense	109	17
Litigation settlement payment	50	—
Other adjustment items(1)	12	8
Adjusted Free Cash Flow	$(374)	$33
(1)Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2024	2023
Revenues:
Real estate sales and financing	$687	$550
Resort operations and club management	360	302
Total segment revenues	1,047	852
Cost reimbursements	122	95
Intersegment eliminations	(13)	(13)
Total revenues	$1,156	$934

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA, ADJUSTED EBITDA TO NET INCOME AND
ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended March 31,
	2024		2023
Net (loss) income attributable to stockholders	$(4)		$73
Net income attributable to noncontrolling interest	2		—
Net (loss) income	(2)		73
Interest expense	79		44
Income tax (benefit) expense	(11)		17
Depreciation and amortization	62		51
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1		—
EBITDA	129		185
Other loss (gain), net	5		(1)
Share-based compensation expense	9		10
Acquisition and integration-related expense	109		17
Impairment expense	2		—
Other adjustment items(1)	22		7
Adjusted EBITDA	276		218
Adjusted EBITDA attributable to noncontrolling interest	3		—
Total Adjusted EBITDA attributable to stockholders	$273		$218

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$206		$169
Resort operations and club management(2)	134		109
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	6		3
License fee expense	(35)		(30)
General and administrative(3)	(35)		(33)
Adjusted EBITDA	276		218
Adjusted EBITDA attributable to noncontrolling interest	3		—
Total Adjusted EBITDA attributable to stockholders	$273		$218
Adjusted EBITDA profit margin	23.9%	%	23.3%
EBITDA profit margin	11.2%	%	19.8%
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2024	2023
Tour flow	174,138	130,268
VPG	$3,593	$3,969
Owned contract sales mix	84.2%	66.7%
Fee-for-service contract sales mix	15.8%	33.3%

Contract sales	$631	$523
Adjustments:
Fee-for-service sales(1)	(100)	(174)
Provision for financing receivables losses	(64)	(30)
Reportability and other:
Net (deferral) recognition of sales of VOIs under construction(2)	2	4
Fee-for-service sale upgrades, net	—	5
Other(3)	(31)	(10)
Sales of VOIs, net	$438	$318
Plus:
Fee-for-service commissions and brand fees	64	107
Sales revenue	502	425

Cost of VOI sales	48	50
Sales and marketing expense, net	320	250
Real estate expense	368	300
Real estate profit	$134	$125
Real estate profit margin(4)	26.7%	29.4%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$145	$158
Less: Marketing revenue and other fees(5)	(81)	(51)
Fee-for-service commissions and brand fees	$64	$107

Reconciliation of sales and marketing expense:
Sales and marketing expense	$401	$301
Less: Marketing revenue and other fees(5)	(81)	(51)
Sales and marketing expense, net	$320	$250
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 23.0% and 26.3% for the three months ended March 31, 2024, and 2023, respectively.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended March 31,
	2024	2023
Just-In-Time Contract Sales Mix	24.7%	16.8%
Fee-For-Service Contract Sales Mix	16.0%	33.2%
Total Capital-Efficient Contract Sales Mix	40.7%	50.0%

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2024	2023
Interest income(1)	$96	$66
Other financing revenue	8	8
Financing revenue	104	74
Consumer financing interest expense(2)	25	11
Other financing expense	14	13
Financing expense	39	24
Financing profit	$65	$50
Financing profit margin	62.5%	67.6%
(1)For the three months ended March 31, 2024, this amount includes $16 million of amortization of the premium related to the acquired timeshare financing receivables resulting from the Bluegreen Acquisition and Diamond Acquisition. For the three months ended March 31, 2023, this amount includes $4 million of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.
(2)For the three months ended March 31, 2024, this amount includes $2 million of amortization of the discount related to the acquired non-recourse debt resulting from the Bluegreen Acquisition. For the three months ended March 31, 2023, this amount includes $1 million of amortization of the premium related to the related to the acquired non-recourse debt resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended March 31,
	2024	2023
Total members	717,831	518,925
Net Owner Growth (NOG)(1)	10,204	16,621
Net Owner Growth % (NOG)(1)	2.0%	3.3%
(1)NOG is a trailing-twelve-month concept for which the twelve months ended March 31, 2024 and ended March 31,2024 includes member count for HGV Max and legacy HGV-DRI members only on a consolidated basis.

	Three Months Ended March 31,
	2024	2023
Club management revenue	$63	$51
Resort management revenue	103	80
Resort and club management revenues	166	131
Club management expense	20	15
Resort management expense	34	27
Resort and club management expenses	54	42
Resort and club management profit	$112	$89
Resort and club management profit margin	67.5%	67.9%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2024	2023
Rental revenues	$169	$147
Ancillary services revenues	12	11
Rental and ancillary services revenues	181	158
Rental expenses	163	143
Ancillary services expense	10	9
Rental and ancillary services expenses	173	152
Rental and ancillary services profit	$8	$6
Rental and ancillary services profit margin	4.4%	3.8%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2024	2023
Sales of VOIs, net	$438	$318
Sales, marketing, brand and other fees	145	158
Financing revenue	104	74
Real estate sales and financing segment revenues	687	550
Cost of VOI sales	(48)	(50)
Sales and marketing expense	(401)	(301)
Financing expense	(39)	(24)
Marketing package stays	(13)	(13)
Share-based compensation	3	3
Other adjustment items	17	4
Real estate sales and financing segment adjusted EBITDA	$206	$169
Real estate sales and financing segment adjusted EBITDA profit margin	30.0%	30.7%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2024	2023
Resort and club management revenues	$166	$131
Rental and ancillary services	181	158
Marketing package stays	13	13
Resort and club management segment revenue	360	302
Resort and club management expenses	(54)	(42)
Rental and ancillary services expenses	(173)	(152)
Share-based compensation	1	1
Resort and club segment adjusted EBITDA	$134	$109
Resort and club management segment adjusted EBITDA profit margin	37.2%	36.1%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE - DILUTED (Non-GAAP)
(in millions except per share data)

	Three Months Ended March 31,
	2024		2023
Net (loss) income attributable to stockholders	$(4)		$73
Net income attributable to noncontrolling interest	2		—
Net (loss) income	(2)		73
Income tax (benefit) expense	(11)		17
(Loss) income before income taxes	(13)		90
Certain items:
Other loss (gain), net	5	`	(1)
Impairment expense	2		—
Acquisition and integration-related expense	109		17
Other adjustment items(1)	22		7
Adjusted income before income taxes	125		113
Income tax expense	(24)		(23)
Adjusted net income	101		90
Net income attributable to noncontrolling interest	2		—
Adjusted net income attributable to stockholders	$99		$90

Weighted average shares outstanding
Diluted	105.1		114.4
Earnings per share(2):
Diluted	$(0.04)		$0.64
Adjusted diluted	$0.95		$0.79
(1)Includes costs associated with restructuring, one-time charges, the amortization of premiums resulting from purchase accounting and other non-cash items.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended March 31,
($ in millions)	2024	2023
Net (loss) income attributable to stockholders	$(4)	$73
Net income attributable to noncontrolling interest	2	—
Net (loss) income	(2)	73
Interest expense	79	44
Income tax (benefit) expense	(11)	17
Depreciation and amortization	62	51
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—
EBITDA	129	185
Other loss (gain), net	5	(1)
Equity in earnings from unconsolidated affiliates(1)	(6)	(3)
Impairment expense	2	—
License fee expense	35	30
Acquisition and integration-related expense	109	17
General and administrative	45	42
Profit	$319	$270

Real estate profit	$134	$125
Financing profit	65	50
Resort and club management profit	112	89
Rental and ancillary services profit	8	6
Profit	$319	$270
(1) Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million for the three months ended March 31, 2024.